Certain portions of this exhibit have been omitted pursuant to Rule 601(b)(10) of Regulation S-K. The omitted information is (i) not material and (ii) would likely cause competitive harm to the Company if publicly disclosed.

Exhibit 10.3

AMENDMENT TO THE MINIMUM PREMIUM FINANCIAL AGREEMENT,
AS AMENDED EFFECTIVE JANUARY 1, 2017
BY AND BETWEEN
INSPERITY HOLDINGS, INC.
AND
UNITED HEALTHCARE INSURANCE COMPANY

THIS AMENDMENT TO THE MINIMUM PREMIUM FINANCIAL AGREEMENT, as amended effective January 1, 2017, (the “MP Financial Agreement”) is entered into as of January 1, 2019, by and between Insperity Holdings, Inc. (the “Employer”), a Texas corporation, and United Healthcare Insurance Company (the “Company”), a Connecticut corporation (this “Amendment”).
RECITALS
WHEREAS, on or about June 25, 2002, the Employer and the Company executed the
Minimum Premium Financial Agreement effective January 1, 2002 ("Original Agreement"); and

WHEREAS, effective January 1, 2005, the Employer and the Company executed the MP Financial Agreement to amend and restate the Original Agreement (terms capitalized in this Amendment not for grammatical reasons and not otherwise defined in this Amendment shall have the meanings ascribed to them in the MP Financial Agreement); and

WHEREAS, effective January 1, 2008, January 1, 2009, January 1, 2011, January 1, 2013, January 1, 2015, January 1, 2016, and January 1, 2017, the Employer and the Company amended the MP Financial Agreement; and

WHEREAS, the Employer and the Company now wish to further amend the MP Financial Agreement pursuant to the terms of this Amendment effective January 1, 2019, unless otherwise stated herein.

NOW, THEREFORE, in consideration of the following mutual covenants and promises, the parties agree as follows:

ARTICLE I
POLICIES, RATES AND FACTORS
Section 1.1. Policies, Rates and Factors. Exhibit D to the MP Financial Agreement is hereby amended and restated in its entirety to read, effective January 1, 2019:

Exhibit D- Policies, Rates and Factors

I.	The definition of “Policy” for purposes of Section 1(s) of the Agreement shall be as follows:

•
Effective January 1, 2019: No. [ ] (Medical [ ] and [ ].) (“Policy'') which policy numbers are amended from time to time in the normal course of business, including all individuals, dependents and/or other persons enrolled in COBRA or state continuation coverage.

II.
The “Maximum Monthly Employer Benefit Obligation"' (the “MMEBO”) shall be the Quoted Premium effective January 1st of the Arrangement Period minus the [ ] for each Policy effective January 1st for the 2019, 2020, 2021, and 2022 calendar years.

III.
The “MP Premium” shall be the total of the estimated [ ] and [ ] calculated as a fixed dollar amount during the Arrangement Period and trued up in normal course, for each Policy plus the applicable [ ] (the [ ]) for the 2019, 2020, 2021, and 2022 calendar years.

IV.
The "[ ]" shall consist of an [ ] portion and a [ ] portion, where [ ] shall be measured each December 15th and June 15th and shall be the [ ] that is used to determine the [ ] and [ ] for the following six (6) months of the MP Financial Agreement period.

a.	The [ ] portion shall be [ ] ([ ] if [ ] is [ ] or above on 12/15/2018), for each Policy period effective January 1st and July 1st for the 2019, 2020, 2021, and 2022 calendar years.

b.
Further [ ] reductions in the [ ] potion of our fees will occur if [ ] is [ ] and again if [ ] is [ ] during the agreement period. For the avoidance of doubt, the parties agree that the [ ] portion of the [ ] for 2019, 2020, 2021 and 2022 shall be [ ] from the January 1, 2019 starting [ ] of [ ] or [ ], by [ ] upon reaching [ ] of [ ] and by an additional [ ] upon reaching [ ] of [ ]. The calculation of "[ ]" is defined in Section V of this Amendment.

c.
The [ ] portion shall be [ ] for the calendar year beginning January 1, 2019. The [ ] portion shall be [ ] for each Policy period effective January 1st and July 1st for the 2020, 2021, and 2022 calendar years, provided [ ], but falls [ ] for each respective calendar year. In the event that [ ] exceeds or declines below the [ ] thresholds set forth below, the [ ] will be adjusted accordingly for the 2020, 2021, and 2022 calendar years. The calculation of "[ ]" is defined in Section V of this Amendment.

i.	The [ ] portion shall be [ ] for each [ ] above the annual starting [ ] targets as measured on 12/15 of the prior plan year or 6/15 of the current year:

2020 - [ ]
2021 - [ ]
2022 - [ ]

ii.	The [ ] portion shall be [ ] for each [ ] below the annual starting [ ] target as measured on 12/15 of the prior plan year or 6/15 of the current year:

2020 - [ ]
2021 - [ ]
2022 - [ ]

V.	For purposes of Section IV of this Exhibit D, [ ] shall be determined based upon the following parameters:

•
[ ] is defined to include [ ] and [ ] for coverage in the Policy and [ ] and [ ] for coverage under [ ] policies with Employer, which policies are amended from time to time in the normal course of business, including all [ ] and/or other [ ] in COBRA or state continuation coverage.

•	[ ] shall be measured each December 15th and June 15th and shall be the [ ] that is used to determine the [ ] and [ ] for the following six (6) months of the MP Financial Agreement period.

VI.	The applicable year's [ ] Fee shall be billed separately to Employer. [ ] and the [ ] Fee will continue to be a pass through of actual expenses.

ARTICLE II
COOPERATION

Section 2.1     Cooperation. The Parties agree to execute such further documents and to take such further actions as may be necessary to implement and carry out the terms and conditions of this Amendment.

Section 2.2     Publicity. The parties acknowledge and agree that the terms and conditions of this Amendment, including the existence thereof, are subject to the provisions of section 5(e) of the Minimum Premium Administrative Services Agreement.

ARTICLE III
AGREEMENT PERIOD

Section 3.1 Term and Termination of the Agreement. Section 4(a) of the Minimum Premium Financial Agreement, effective January 1, 2005, is hereby amended and is restated in its entirety to read as follows:
Section 4. Term and Termination of the Agreement

(a)
The Agreement shall be effective as of January 1, 2019 (“Effective Date”). The Agreement shall be in effect through December 31, 2022 and shall continue automatically for successive Agreement Periods of twelve (12) months each, unless it is discontinued in accordance with this section 4.

[The balance of this page intentionally is left blank. The signature page follows.]

IN WITNESS WHEREOF, the parties have caused this Amendment to the MP Financial Agreement to be executed as of the date set forth in the preamble.

INSPERITY HOLDINGS, INC.	UNITED HEALTHCARE INSURANCE COMPANY

By: /s/ James D. Allison	By: /s/ Anthony R. Carr
Authorized Signature	Authorized Signature

Name: James D. Allison	Name: Anthony R. Carr

Title: SVP Gross Profit Operations	Title: National Vice President

Date: March 8, 2019	Date: March 12, 2019